Exhibit 10.1

AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT BY AND

BETWEEN ASTELLAS US LLC (FORMERLY FUJISAWA HEALTHCARE, INC.)

AND

CV THERAPEUTICS, INC.

August 30, 2005

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT TO

COLLABORATION AND LICENSE AGREEMENT

This Amendment (“Amendment”) is entered into, effective as of August 30, 2005 (the “Amendment Effective Date”), by and between Astellas US LLC (“Astellas”, successor-in-interest to Fujisawa Healthcare, Inc., the original signatory to the Agreement defined below), and CV Therapeutics, Inc. (“CVT”) (Astellas and CVT being individually referred to herein as a “Party” and collectively as the “Parties”), with reference to the following facts and circumstances:

WHEREAS, CVT and Fujisawa Healthcare, Inc. (“FHI”, predecessor-in-interest to Astellas) entered into that certain Collaboration and License Agreement dated as of July 10, 2000 (the “Agreement”);

WHEREAS, in connection with a merger involving FHI, the Agreement has been assigned to Astellas with CVT’s consent; and

WHEREAS, the Parties wish to clarify certain understandings respecting the Agreement, as expressly set forth in this Amendment,

NOW THEREFORE, in consideration of the mutual covenants exchanged, the Parties agree as follows:

1. Definitions. Except as expressly set forth herein, all capitalized terms used herein and not otherwise defined shall be as defined in the Agreement.

2. References. Effective as of April 1, 2005, CVT has consented to the assignment of the Agreement to Astellas, and Astellas has agreed to assume FHI’s rights and obligations under the Agreement. In connection therewith, all references in the Agreement or this Amendment to Fujisawa Healthcare, Inc. or FHI are deemed to be references to Astellas. In addition, in the Agreement or this Amendment, all references to the Agreement shall be deemed to mean the Agreement as amended by this Amendment.

3. Designated Patents. The list of Designated Patents set forth in Schedule 1.10 of the Agreement is hereby replaced with the attached restated Schedule 1.10, which is incorporated herein.

4. Development Costs. In Section 1.11 of the Agreement, the definition of Development Costs in the Agreement is hereby amended and restated as follows:

“1.11 “Development Costs” means the directly allocable out-of-pocket costs of development (but not capital investment costs), plus FTE Charges, incurred by CVT or FHI in accordance with Section 3.4(a) in conducting their respective work under this Agreement and the Development Program in accordance with the

Development Plan, including, without limitation, costs associated with preparation and filing of submissions for Regulatory Approvals for Licensed Compounds and/or Licensed Products. Development Costs do not include any costs associated with marketing, sales, promotion or distribution of Licensed Compounds and/or Licensed Products. With respect to the manufacture and supply of Licensed Compounds and/or Licensed Products, Development Costs shall only include (i) the directly allocable out-of-pocket costs (but not capital investment costs), plus FTE Charges, incurred by CVT in conducting CVT Manufacturing Activities under Section 3.4(a) up to and in connection with FDA approval of the first NDA for the first Licensed Product hereunder, and (ii) the directly allocable out-of-pocket costs (but not capital investment costs), plus FTE Charges, incurred by FHI in conducting FHI Manufacturing Activities under Section 3.4(a) up to and in connection with FDA approval of the first NDA for the first Licensed Product hereunder, and the Parties specifically agree that the costs and FTE Charges specifically included within Development Costs under the foregoing clauses (i) and (ii) shall include all directly allocable out-of-pocket costs (but not capital investment costs), plus FTE Charges, incurred by CVT or by FHI in preparing, conducting or completing the Validation Package, irrespective of whether the timing of completion of some of said validation activities relating to the first NDA for the first Licensed Product is before or after the receipt of FDA approval of the first NDA for the first Licensed Product. In any event, with respect to the manufacture and supply of Licensed Compounds and Licensed Products, Development Costs shall not include the costs of producing any Licensed Compounds and/or Licensed Products which could be sold commercially as determined by the Management Committee. In no event shall such directly allocable out-of-pocket costs include any costs which are otherwise included in FTE Charges.”

5. FHI Development Technology. Section 1.17 of the Agreement is hereby amended and restated as follows:

“1.17 “FHI Development Technology” means any and all (a) Collaborative Clinical Data in the FHI Field; (b) FHI Clinical Data in the Development Field; (c) FHI Manufacturing Technology in the Development Field; (d) Improvements to FHI Clinical Data developed solely by FHI in the Development Field; (e) FHI’s joint interest in any and all Improvements to the Collaborative Clinical Data developed jointly by FHI and CVT in the FHI Field; and (f) Improvements to the FHI Manufacturing Technology developed by FHI (on its own or with CVT or Third Parties but which are Controlled by FHI) in the Development Field.”

6. Licensed Compounds. Section 1.29 of the Agreement is hereby amended and restated as follows:

“1.29 “Licensed Compounds” means the compounds known as CVT 3146, or regadenoson, and [*], the chemical names and structures of which are set forth in Schedule 1.29 hereto.”

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In addition, a new Schedule 1.29, attached hereto, is hereby added to the Agreement and incorporated herein.

7. Net Sales. The introductory paragraph of Section 1.37 of the Agreement is hereby amended and restated as follows:

“1.37 “Net Sales” means, collectively, the gross invoiced sales price of all Licensed Products sold by FHI (or for the purposes of Section 3.7(e) and Section 8.2(b) only, CVT or its Affiliates or sublicensees), or its Affiliates or its Sublicensees to Third Party purchasers after deduction of the following items whether currently in effect or which become effective during the Term as they pertain to the Licensed Products:”

In addition, the final paragraph of Section 1.37 of the Agreement is hereby amended and restated as follows:

“No deductions shall be made from Net Sales for commissions paid to individuals whether they are with independent sales agencies or are regularly employed by FHI (or for the purposes of Section 3.7(e) and Section 8.2(b) only, CVT or its Affiliates or sublicensees), and/or its Affiliates or its Sublicensees and are on its or their payroll, or for the cost of collections. Licensed Products shall be considered “sold” when billed out or invoiced. Sales by FHI (or for the purposes of Section 3.7(e) and Section 8.2(b) only, CVT or its Affiliates or sublicensees), or its Affiliates or Sublicensees of a Licensed Product to a Third Party distributor of such Licensed Product in any given country shall be considered a sale to a Third Party purchaser. Sale or transfer to an Affiliate or Sublicensee for re-sale by such Affiliate or Sublicensee shall not be considered a sale for the purpose of this provision, but the resale by such Affiliate or Sublicensee to a Third Party shall be a sale for such purposes.”

8. Cost of Goods. A new Section 1.53 of the Agreement is hereby added as follows:

“1.53 “Cost of Goods” shall have the meaning ascribed in Section 3.4(c)(ii).”

9. CVT Manufacturing Contracts. A new Section 1.54 of the Agreement is hereby added as follows:

“1.54 “CVT Manufacturing Contracts” shall have the meaning ascribed in Section 3.4(e).”

10. FHI Manufacturing Contracts. A new Section 1.55 of the Agreement is hereby added as follows:

“1.55 “FHI Manufacturing Contracts” shall have the meaning ascribed in Section 3.4(d).”

11. FHI Manufacturing Technology. A new Section 1.56 of the Agreement is hereby added as follows:

“1.56 “FHI Manufacturing Technology” means Information and Improvements Controlled by FHI as of the Effective Date or during the Term that (i) are necessary or useful for the commercial manufacture of Licensed Compounds and/or Licensed Products; and (ii) specifically result from the CVT Manufacturing Activities or FHI Manufacturing Activities under the Agreement, including any such Information or Improvements Controlled by FHI and arising under any CVT Manufacturing Contracts or FHI Manufacturing Contracts, or contained in the Validation Package, provided that in any case with respect to such CVT Manufacturing Activities or FHI Manufacturing Activities (to include work on the Validation Package), such activities are Paid by CVT. For avoidance of doubt, FHI Manufacturing Technology or Improvements thereto shall only include the Information or Improvements arising under any CVT Manufacturing Contracts or FHI Manufacturing Contracts that are developed prior to FDA approval of the first NDA for the first Licensed Product hereunder or, as to Information or Improvements developed while preparing, conducting or completing the Validation Package, that have been developed as of completion of said Validation Package activities, irrespective of whether the timing of completion is before or after the receipt of FDA approval of the first NDA for the first Licensed Product.”

12. Paid by CVT. A new Section 1.57 of the Agreement is hereby added as follows:

“1.57 “Paid by CVT” shall mean with respect to any CVT Manufacturing Activities or any FHI Manufacturing Activities, that (A) CVT has contributed its twenty five percent (25%) share of Development Cost payments under Sections 3.4(c)(i) or (ii); or (B) FHI may deduct twenty five percent (25%) of the Cost of Goods under Section 3.4(c)(ii); or (C) CVT under said Section 3.4(c)(ii) does not owe its share because the Validation Batches or other batches could be and were sold commercially.”

13. Validation Batches. A new Section 1.58 of the Agreement is hereby added as follows:

“1.58 “Validation Batch(es)” shall have the meaning ascribed in Section 3.4(c)(ii).”

14. Validation Package. A new Section 1.59 of the Agreement is hereby added as follows:

“1.59 “Validation Package” shall mean the validation of the manufacturing process for the first Licensed Product for the first NDA, including, without limitation, preparation of validation protocols and process documentation, the manufacture of validation batches and associated batch records, and any and all validation reports and other validation-associated documentation, including any of the foregoing that is included in the first NDA for the first Licensed Product.”

15. CVT Manufacturing Activities. Section 3.4(a) of the Agreement is hereby amended to revise the definition of CVT Manufacturing Activities to read as follows:

“As used herein, “CVT Manufacturing Activities” shall mean: (i) CVT’s activities in identifying, selecting, qualifying and entering into definitive agreement(s) with Third Party(ies) to manufacture clinical supplies of Licensed Compounds and Licensed Products and to supply raw materials and components for clinical supplies of Licensed Compounds and Licensed Products; and (ii) CVT’s activities in support of FHI Manufacturing Activities, including in connection with process development and scale up work, preparation of primary stability lots and registration batches, the Validation Package, and other CVT activities in support of FHI Manufacturing Activities by FHI (on its own and with Third Parties under FHI Manufacturing Contracts) under the Agreement.”

16. FHI Manufacturing Activities. Section 3.4(a) of the Agreement is hereby further amended to revise the definition of FHI Manufacturing Activities to read as follows:

“As used herein, “FHI Manufacturing Activities” shall mean FHI’s activities up to and in connection with FDA approval of the first NDA for the first Licensed Product hereunder, in accordance with the timeline(s) and transition plan to be determined by the Management Committee as provided above, to: (i) identify, select, qualify and enter into definitive agreement(s) with Third Party(ies) to contract manufacture commercial supplies of Licensed Compounds and Licensed Products and to supply raw materials and components for commercial supplies of Licensed Compounds and Licensed Products; and (ii) to conduct process development and scale up work to develop a commercial process for the manufacture and supply of Licensed Compounds and Licensed Products, including, without limitation, related analytical and stability work and the Validation Package. For avoidance of doubt, FHI Manufacturing Activities shall specifically include FHI’s activities in securing additional sources for commercial supplies of Licensed Compound and Licensed Products.”

17. CVT Reimbursement of FHI. Section 3.4 (c) of the Agreement respecting CVT’s responsibility to reimburse FHI for a portion of FHI Development Costs is hereby amended to become Section 3.4(c)(i), and to add the following new Section 3.4(c)(ii) which reads as follows:

“(ii) Notwithstanding the foregoing in Section 3.4(c)(i), financial responsibility for FHI’s Development Costs related to manufacturing Validation Batches (defined below) shall be allocated as follows: FHI shall be responsible for one hundred percent (100%) of the Cost of Goods (defined below) of all such batches that could by sold by FHI commercially. CVT shall be responsible for twenty-five percent (25%) of the Cost of Goods of all such batches that could not be sold by FHI commercially. FHI shall pay at the time of manufacture (i) one hundred percent (100%) of the Cost of Goods for batches that the Management Committee assesses could be sold commercially, and (ii) seventy five percent (75%) of the Cost of Goods for batches that the Management Committee assesses could not be sold commercially; and in the event that batches for which FHI previously paid one hundred percent (100%) were not sold commercially ten (10) months prior to the expiration of the approved shelf life, FHI may deduct CVT’s twenty-five percent (25%) allocation of such Cost of Goods from royalty and milestone payments owed under Article 5 or other monies that FHI may owe CVT hereunder. As for FHI’s Development Costs other than Cost of Goods relating to Validation Batches, CVT shall be responsible for paying its twenty-five percent (25%) share of FHI’s Development Costs as and when specified in Section 3.4(c)(i). As used herein, “Validation Batch(es)” means commercial-scale batches that are manufactured for the purpose of obtaining a Regulatory Approval for a Licensed Product in the Development Field in the United States. As used herein “Cost of Goods” means that portion of FHI’s Development Costs representing (i) if manufactured by FHI, the directly allocable out-of-pocket costs for raw materials and components used in the manufacture of Validation Batches, as well as FTE Charges and any other labor charges directly resulting from the manufacture of Validation Batches; and (ii) if manufactured by a Third Party, the actual invoiced price for manufacture of such Validation Batches.”

18. FHI Manufacturing Contracts. A new Section 3.4(d) of the Agreement relating to FHI Manufacturing Contracts is hereby added as follows:

“(d) FHI hereby covenants and agrees as follows with respect to all contracts that it enters into with Third Parties relating to the manufacture of Licensed Compounds or Licensed Products, including for commercial scale manufacture of drug substance, drug product or finished Licensed Products during the Term (collectively, “FHI Manufacturing Contracts”):

(i) FHI will not enter into FHI Manufacturing Contracts that would contradict the terms of the Agreement or prevent CVT from having access to and the right to use FHI Manufacturing Technology and Improvements thereto Controlled by FHI, as provided in the Agreement. In addition, FHI will not enter into any FHI Manufacturing Contract with a Third Party that contains any exclusivity provisions that would prevent CVT from also contracting with such Third Party consistent with CVT’s license rights under Section 8.2(b)(i) below for the manufacture and supply of Licensed Compounds and/or Licensed Products using FHI Manufacturing Technology and Improvements thereto Controlled by FHI, as the same have been licensed by FHI to CVT under Section 8.2(b)(i) of the Agreement.

(ii) Subject to any confidentiality restrictions set forth in such FHI Manufacturing Contracts, FHI will provide CVT with the name(s) and address(es) of the Third Party(ies) who are manufacturing and supplying Licensed Compounds to FHI under such FHI Manufacturing Contracts.”

19. CVT Manufacturing Contracts. A new Section 3.4(e) of the Agreement relating to CVT Manufacturing Contracts is hereby added as follows:

“(e) CVT hereby covenants and agrees as follows with respect to all contracts that it enters into with Third Parties relating to the manufacture of Licensed Compounds or Licensed Products for commercial distribution outside the Territory, including for CVT Manufacturing Activities and for commercial scale manufacture of drug substance, drug product or finished Licensed Products during the Term (collectively, “CVT Manufacturing Contracts”):

(i) CVT will not enter into CVT Manufacturing Contracts that would contradict the terms of the Agreement or prevent FHI from having access to and the right to use Licensed Technology and Improvements thereto Controlled by CVT as provided in the Agreement. In addition, CVT will not enter into any CVT Manufacturing Contract with a Third Party that contains any exclusivity provisions that would prevent FHI from also contracting with such Third Party consistent with FHI’s license rights under this Agreement for the manufacture and supply of Licensed Compounds and/or Licensed Products.

(ii) Subject to any confidentiality restrictions set forth in such FHI Manufacturing Contracts, CVT will provide FHI with the name(s) and address(es) of the Third Party(ies) who are manufacturing and supplying Licensed Compounds to CVT under such CVT Manufacturing Contracts.”

20. Termination of CVT’s Royalty Obligations (if any). To the extent that CVT has any obligation to FHI to pay royalties to FHI under Section 3.7 of the Agreement, relating to the use of the Collaborative Clinical Data and/or the FHI Clinical Data, the Parties agree that CVT’s royalty obligations shall expire at the same time and in the same manner as the expiration of FHI’s royalty obligations under Section 5.5(b).

21. Records. Section 6.1 of the Agreement is hereby amended and restated as follows:

“Each Party shall keep or cause to be kept such records as are required to determine, in a manner consistent with generally accepted accounting principles in the United States, any sums or credits due under this Agreement, including, but not limited to, Development Costs for CVT’s and FHI’s activities under the Development Plan (including FHI Manufacturing Activities that are Paid by CVT), royalties, etc. At the request (and expense) of either Party, the other Party and its Sublicensees (or sublicensees, in the case of CVT) shall permit an independent certified public accountant appointed by such Party who shall be subject to the confidentiality restrictions set forth in Article 10 and reasonably acceptable to the other Party, at reasonable times not more than once a year and upon reasonable notice, to examine only those records as may be necessary to determine, with respect to any calendar year ending not more than three (3) years prior to such Party’s request, the correctness or completeness of any payment made under this Agreement. Such audit may occur more frequently than once per calendar year for good cause shown by the requesting Party due to legal or regulatory reasons. Results of any such examination shall be (a) limited to information relating to the Licensed Compounds and Licensed Products, (b) made available to both Parties, and (c) deemed Confidential Information subject to Article 10. The Party requesting the audit shall bear the full cost of the performance of any such audit, unless such audit discloses a variance of more than five percent (5%) from the amount of the original report, royalty or payment calculation. In such case, the Party being audited shall bear the full cost of the performance of such audit, as well as promptly paying any shortfall reported and any interest due thereon. Any overpayments shall be promptly repaid, and any interest due thereon. In addition to the quarterly royalty reports and royalty payments under Section 5.7 above, FHI shall provide CVT with a preliminary report of Net Sales and royalties owed thereon within five (5) business days after the end of each quarter. Such report shall be considered an estimate only. In connection with FHI’s royalty payments to CVT under the Agreement and CVT’s royalty payments to FHI under the Agreement (for purposes of Section 3.7(e) and Section 8.2(b) only), and in connection with each Party’s reimbursement of Development Costs as provided under the Agreement, each Party may reasonably request additional information from time to time, particularly to satisfy accounting, regulatory or legal requirements, including but not limited to under the Sarbanes Oxley Act of 2002, as amended, and all United States Securities and Exchange Commission rules and regulations relating thereto.”

22. Licenses to CVT. Section 8.2 of the Agreement is hereby amended and restated as follows:

“8.2 Licenses to CVT. FHI and CVT hereby agree on the following license rights to CVT to use the FHI Development Technology (as defined in Section 1.17), including, without limitation, the Collaborative Clinical Data in the FHI Field, the FHI Clinical Data in the Development Field and the FHI Manufacturing Technology:

(a) As provided in Section 3.7 above, FHI hereby grants to CVT an exclusive (except as to FHI and FHI Affiliates) license (with the right to sublicense) to use the Collaborative Clinical Data in the FHI Field and the FHI Clinical Data in the Development Field outside of the Territory to develop, make, have made, use, market, export and import any pharmaceutical products (including any Licensed Products), in consideration for CVT’s payment to FHI of the royalty provided in Section 3.7 above.

(b) (i) FHI hereby grants to CVT an exclusive (except as to FHI and FHI Affiliates) license (with the right to sublicense) to use FHI Manufacturing Technology and Improvements thereto that are Controlled by FHI in the Development Field to develop, make, have made, use, market, export and import any pharmaceutical products (including any Licensed Products) outside of the Territory. In addition, FHI hereby grants to CVT a non-exclusive license to use FHI Manufacturing Technology and Improvements thereto that are Controlled by FHI in the Development Field to develop, make, have made, use (other than for marketing or sale), and export any pharmaceutical products (including any Licensed Products) inside the Territory, but only to in connection with and in support of CVT’s exclusive license under the preceding sentence of this Section 8.2(b)(i). As consideration for such licenses, CVT shall pay FHI a royalty of [*] of all Net Sales by CVT and its Affiliates, sublicensees, and distributors of Licensed Products (or where CVT has assigned its rights to sell Licensed Products to Third Parties, by such Third Parties). Once the aggregate total of (A) CVT’s royalty payments under this Section 8.2(b), (B) all Development Costs Paid by CVT for FHI Manufacturing Activities under Section 3.4(c)(i), and (C) all Cost of Goods Paid by CVT, is equal to [*], then CVT’s royalty obligation under this Section shall cease and CVT’s license rights hereunder shall be fully-paid up and (where FHI’s own rights to such FHI Manufacturing Technology and Improvements thereto so permit) exclusive (except as to FHI and FHI Affiliates), irrevocable and perpetual with the right to sublicense. In order to track CVT’s royalty obligations and the cap amount hereunder, FHI shall provide quarterly reports to CVT of the aggregate total of Development Costs incurred by FHI for such FHI Manufacturing Activities, and the total amount of such costs reimbursed by CVT under Section 3.4(c)(i), through the reporting date.

(ii) The provisions of Sections 5.7, 5.9-5.13, and 6.1 of the Agreement shall also apply to CVT’s royalty payment obligations under this Section 8.2 (b).

(c) FHI hereby grants to CVT an exclusive (except as to FHI and FHI Affiliates) royalty-free license (with the right to sublicense) to use and practice all other FHI Development Technology Controlled by FHI (other than the Collaborative Clinical Data, the FHI Clinical Data, the FHI Manufacturing Technology, and Improvements to any of the foregoing) outside of the Territory to develop, make, have made, use, market, sell, export and import any pharmaceutical products (including any Licensed Products).

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d) In the event CVT exercises its right to convert the licenses granted to FHI hereunder from exclusive to co-exclusive under Section 4.4 above, FHI automatically shall be deemed to grant to CVT a co-exclusive (with FHI and FHI Affiliates) license (with right to sublicense) to use any and all FHI Development Technology Controlled by FHI to use, market, sell, export, and import any Licensed Product inside the Territory, where FHI’s own rights to such FHI Development Technology so permit.

(e) In connection with the termination of the Agreement (if any), FHI shall automatically grant CVT an exclusive (except as to FHI and FHI Affiliates) license (with the right to sublicense) to use any and all FHI Development Technology Controlled by FHI as provided in Section 12.6(b) below, where FHI’s own rights to such FHI Development Technology so permit.”

23. Effect of Termination. Section 12.6(b) of the Agreement is hereby amended and restated as follows:

“(b) Subject to Section 12.6(e) below, FHI automatically shall be deemed to have granted to CVT an exclusive (except as to FHI and FHI Affiliates), irrevocable, perpetual, license with the right to sublicense under the Collaborative Clinical Data in the FHI Field, the FHI Clinical Data in the Development Field, the FHI Manufacturing Technology and under any other FHI Development Technology Controlled by FHI (where FHI’s own rights to such FHI Development Technology so permit), to develop, use, make, have made, import, offer for sale and sell Licensed Compounds, Licensed Products and any other pharmaceutical products worldwide; provided, however, that if CVT terminates this Agreement pursuant to Section 12.3, then the foregoing grant of license rights from FHI to CVT shall apply only to the particular Licensed Product for the particular indication in the particular country that was the subject of such termination.”

24. Notices. Section 15.3 of the Agreement is hereby amended to change the mailing addresses of the Parties as follows:

“For CVT:	CV Therapeutics, Inc.
3172 Porter Drive
Palo Alto, CA 94304
Attn: Chief Executive Officer
With a copy to: General Counsel
Telephone: (650) 384-8611
Telecopy: (650) 858-0388

With a copy to:	Latham & Watkins LLP
135 Commonwealth Avenue
Menlo Park, CA 94025
Attn: Alan C. Mendelson, Esq.
Telephone: (650) 463-4693
Telecopy: (650) 463-2600

For FHI:	Astellas US LLC
Three Parkway North Center
Deerfield, IL 20015
Attn: General Counsel
With a copy to: the Chief Executive Officer,
the Senior Vice President of Finance, and
the Executive Vice President
Telephone: (847) 317-8870
Telecopy: (847) 317 7288”

25. No Other Modifications. In all other respects, the Agreement’s terms and conditions shall remain unchanged and in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized officers as of the date set forth above.

Astellas US LLC		CV Therapeutics, Inc.

By:	/s/ M. Nishimura, Ph.D.	By:	/s/ Louis G. Lange, M.D., Ph.D.
Name:	M. Nishimura, Ph. D.	Name:	Louis G. Lange, M.D., Ph. D.
Title:	President & CEO	Title:	Chairman of the Board & CEO
Date:	August 30, 2005	Date:	August 30, 2005

Amended and Restated Schedule 1.10

Designated Patents

The Designated Patents include the following patent applications/patents entitled:

(1)	“N-Pyrazole A2A Receptor Agonists”

Country	Application #:	Title	Patent #:
Patent Cooperation Treaty	PCT/US00/40281	N-PYRAZOLE A2A RECEPTOR AGONISTS

Canada	2,377,746	N-PYRAZOLE A2A RECEPTOR AGONISTS

Mexico	2001-013325	AGONISTAS DEL RECEPTOR N-PIRAZOL A2A

USA	09/338,185	N-PYRAZOLE A2A ADENOSINE RECEPTOR AGONISTS	6,403,567

USA	10/018,446	2-(N-PYRAZOLO)ADENOSINES WITH APPLICATION AS ADENOSINE A2A RECEPTOR AGONISTS	6,642,210

USA	10/652,378	N-PYRAZOLE A2A RECEPTOR AGONISTS

(2)	“C-Pyrazole A2A Receptor Agonists”

Country	Application #:	Title	Patent #:
Patent Cooperation Treaty	PCT/US00/17095	C-PYRAZOLE A2A RECEPTOR AGONISTS

Canada	2,375,430	C-PYRAZOLE A2A RECEPTOR AGONISTS

Mexico	2001-013350	AGONISTAS DEL RECEPTOR C-PIRAZOL A2A

USA	09/338,327	C-PYRAZOLE A2A RECEPTOR AGONISTS	6,214,807

USA	09/812,176	C-PYRAZOLE A2A RECEPTOR AGONISTS	6,855,818

USA	10/018,758	C-PYRAZOLE A2A RECEPTOR AGONISTS	6,770,634

USA	10/813,535	C-PYRAZOLE A2A RECEPTOR AGONISTS

(3)	“Partial A2A Adenosine Receptor Agonists”

Country	Application #:	Title	Patent #:
Patent Cooperation Treaty	PCT/US01/005831	IDENTIFICATION OF PARTIAL AGONISTS OF THE A2A ADENOSINE RECEPTOR

Canada	2,439,222	DENTIFICATION OF PARTIAL AGONISTS OF THE A2A ADENOSINE RECEPTOR

USA	60/184,296	PARTIAL A2A ADENOSINE RECEPTOR (ADOR) AGONIST	N/A

USA	60/219,876	LOW AFFINITY A2A RECEPTOR AGONISTS	N/A

USA	09/792,617	METHOD OF IDENTIFYING PARTIAL AGONISTS OF THE A2A RECEPTOR	N/A

USA	10/614,702	METHOD OF IDENTIFYING PARTIAL AGONISTS OF THE A2A RECEPTOR	N/A

USA	11/070,768	MYOCARDIAL PERFUSION IMAGING METHOD

(4)	“Myocardial Perfusion Imaging Method”

Country	Application #:	Title	Patent #:
Patent Cooperation Treaty	PCT/US03/023511	MYOCARDIAL PERFUSION IMAGING USING A2A RECEPTOR AGONISTS

Canada	2,492,855	MYOCARDIAL PERFUSION IMAGING USING A2A RECEPTOR AGONISTS

Mexico	2005-001123	FORMACIÓN DE IMAGINES POR PERFUSION DE MIOCARDIO MEDIANTE EL USO DE AGONISTAS RECEPTORS DE A2A

USA	60/399,176	MYOCARDIAL PERFUSION IMAGING AGENT	N/A

USA	60/399,177	LOW DOSAGE MYOCARDIAL PERFUSION IMAGING AGENT	N/A

USA	60/426,902	LOW DOSAGE MYOCARDIAL PERFUSION IMAGING AGENT	N/A

USA	60/459,803	MYOCARDIAL PERFUSION IMAGING METHOD	N/A

USA	10/629,368	MYOCARDIAL PERFUSION IMAGING METHOD

USA	10/766,403	MYOCARDIAL PERFUSION IMAGING METHODS AND COMPOSITIONS

Patent Cooperation Treaty	PCT/US04/02304	MYOCARDIAL PERFUSION IMAGING METHODS AND COMPOSITIONS

(5)	“Use of A2A Adenosine Receptor Agonists”

Country	Application #:	Title	Patent #:
USA	60/620,577	USE OF A2A ADENOSINE RECEPTOR AGONISTS

(6)	[*]

[*]	[*]	[*]	[*]

[*]	[*]	[*]

(7)	“Method of Preventing Reperfusion Injury”

Country	Application #:	Title	Patent #:
USA	09/848,809	METHOD OF PREVENTING REPERFUSION INJURY	6,599,283

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

New Schedule 1.29

Chemical Names and Structures of Licensed Compounds

CVT-3146:

known as (1-{9-[(4S, 2R, 3R, 5R)-3,4-dihydroxy-5-(hydroxymethyl)oxolan-2-yl]-6-aminopurin-2-yl}pyrazol-4-yl)-N-methylcarboxamide, and identified by the Chemical Abstracts Service Registry Number 313348-27-5.

[*]

known as (4S, 2R, 3R, 5R)-2-[6-amino-2-(1-pentylpyrazol-4-yl)purin-9-yl]-5-(hydroxymethyl)oxolane-3,4-diol, and identified by the Chemical Abstracts Service Registry Number 313350-86-6.

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.